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Exhibit 15--Letter Re:  Unaudited Interim Financial Information



Board of Directors
AmSouth Bancorporation


We are aware of the incorporation by reference in the Registration Statement (Form S-8) of AmSouth Bancorporation for the registration of 500,000 shares of its common stock of our reports dated May 9, 1997, August 14, 1997 and November 14, 1997 relating to the unaudited consolidated interim financial statements of AmSouth Bancorporation which are included in its Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                        /s/ Ernst & Young LLP
                                                        ---------------------
                                                        Ernst & Young LLP

Birmingham, Alabama
December 3, 1997